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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-43986 of Amedore Homes, Inc. of our report dated June 29, 2000 (September 25, 2000 with respect to the extension on the line of credit as disclosed in
Note 9), appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



/s/ Deloitte & Touche, LLP
---------------------------
Hartford, Connecticut
October 11, 2000